Exhibit 99.1

Contact Information:    FTD Group, Inc.

Jandy Tomy

Investor Relations

(630) 724-6984

jtomy@ftdi.com

FTD GROUP, INC. ANNOUNCES INCREASE IN CASH MERGER CONSIDERATION
IN CONNECTION WITH UNITED ONLINE, INC. MERGER IN FULL
SUBSTITUTION OF UNITED ONLINE NOTES

FTD STOCKHOLDERS TO RECEIVE $10.15 IN CASH AND 0.4087 OF A SHARE OF
UNITED ONLINE COMMON STOCK IN ACCORDANCE WITH FORMULA PROVIDED IN
 PREVIOUSLY ANNOUNCED MERGER AGREEMENT

DOWNERS GROVE, IL., July 17, 2008 – FTD Group, Inc. (NYSE: FTD), a leading international provider of floral related products and services, today announced that it and United Online, Inc. (Nasdaq: UNTD) have entered into an amendment to their previously announced merger agreement pursuant to which United Online has elected to exercise its right under the terms of the merger agreement related to United Online obtaining additional financing to increase the per share cash merger consideration payable to FTD’s stockholders by $2.81 in full substitution of the $3.31 principal amount of United Online 13% senior secured notes due 2013 (the “Notes”). United Online has received a commitment from Silicon Valley Bank to provide United Online, on the terms and subject to the conditions therein, a $60 million senior secured term loan facility to be used to fund a portion of the cash merger consideration.  As a result, in accordance with the formula provided in the original merger agreement, FTD stockholders will receive a total of $10.15 in cash and 0.4087 of a share of United Online common stock (“United Online Stock”) in exchange for each share of FTD common stock in the merger, for a total value of $14.38 per share of FTD common stock, based on United Online’s closing stock price of $10.35 on July 16, 2008.  In such case, the total consideration to FTD stockholders and option holders would be approximately $434 million, consisting of approximately $307 million in cash and approximately 12.35 million shares of United Online Stock.

The amendment to the merger agreement provides, among other things, that in the event that the proceeds of the borrowings under the $60 million senior secured term loan facility from Silicon Valley Bank are unavailable to United Online, FTD stockholders will instead receive the previously announced $7.34 in cash, 0.4087 of a share of United Online Stock and $3.31 principal amount of Notes for each share of FTD common stock in the merger.  In such case, United Online and FTD have agreed to notify FTD stockholders by press release of such change in merger consideration on or before the fifth business day prior to the scheduled date of the special meeting of the FTD stockholders to consider the merger.

Additional Information and Where You Can Find It

United Online has filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (Registration No. 333-151998) containing a preliminary prospectus/proxy statement in connection with the proposed transaction.  The definitive proxy statement/prospectus will be mailed to the stockholders of FTD. Investors and stockholders are urged to read the proxy statement/prospectus and Registration Statement, and any and all amendments or supplements thereto, which contain important information about the proposed transaction. Investors and stockholders may obtain a free copy of the proxy statement/prospectus and Registration Statement, as well as other documents filed by United Online and FTD with the SEC, at the SEC’s website at www.sec.gov.  Investors and stockholders may also obtain a free copy of the proxy statement/prospectus and Registration Statement and the respective filings with the SEC directly from FTD by directing a request to Jandy Tomy at (630) 724-6984 and directly from United Online by directing a request to Erik Randerson at (818) 287-3350. Investors and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Each of the companies’ directors and executive officers and other persons may be deemed, under SEC rules, to be participating in the solicitation of proxies in connection with the proposed transaction. Information regarding United Online’s directors and officers can be found in its proxy statement filed with the SEC on April 29, 2008, and information regarding FTD’s directors and officers can be found in its proxy statement filed with the SEC on October 11, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interest in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

About FTD Group, Inc.

FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com  Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to FTD’s independent members.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Failure to complete the transaction with United Online could materially and adversely affect FTD’s results of operations and stock price. Forward looking statements in this press release may include statements regarding FTD’s outlook, anticipated revenue growth and profitability, anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora U.K. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about FTD and FTD’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: FTD’s ability to acquire and retain FTD and

Interflora U.K. members and continued recognition by members of the value of FTD’s products and services; the acceptance by members of new or modified service offerings recently introduced; FTD’s ability to sell additional products and services to FTD and Interflora U.K. members; FTD’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of FTD’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the ability to manage foreign currency exchange rate risk; FTD’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in FTD’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; FTD’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which FTD competes compared with forecasted growth rates; FTD’s ability to increase capacity and introduce enhancements to its Web sites; and FTD’s ability to integrate Interflora U.K. and additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in FTD’s reports and other documents filed with the SEC. FTD expressly disclaims any obligation to update its forward-looking statements.

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